As filed with the Securities and Exchange Commission on June 6, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1261113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of Principal Executive Offices) (Zip Code)

FTI Consulting, Inc. 2007 Employee Stock Purchase Plan

(Full title of plan)

Jack B. Dunn, IV

President and Chief Executive Officer

FTI Consulting, Inc.

500 East Pratt Street, Suite 1400

Baltimore, Maryland 21202

(410) 951-4800

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
(1)(2) Common Stock, $0.01 par value	2,000,000 shares	$26.66	$53,320,000	$5,705.24

(1)	Common stock being registered hereby includes associated common share purchase rights, which initially are attached to, and trade with, the shares of common stock of FTI Consulting, Inc. (the “Company”). Value attributable to such common share purchase rights, if any, is reflected in the market price of the common stock.
(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices per share of the Company’s common stock reported on the New York Stock Exchange on June 2, 2006 (i.e., $26.66).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

•	our annual report on Form 10-K for the year ended December 31, 2005;

•	our quarterly report on Form 10-Q for the three months ended March 31, 2006;

•	our definitive proxy statement on Schedule 14A relating to our 2006 annual meeting of stockholders;

•	our current reports on Form 8-K and amendments thereto, as applicable, filed on February 23, 2005, February 24, 2005, March 2, 2005, April 22, 2005, May 3, 2005, May 23, 2005, May 24, 2005, June 2, 2005, July 19, 2005, July 29, 2005, August 3, 2005, August 10, 2005, August 12, 2005, October 28, 2005, November 1, 2005, November 2, 2005, November 18, 2005, November 22, 2005, January 9, 2006, January 12, 2006, February 21, 2006, March 6, 2006, March 21, 2006, March 31, 2006, April 26, 2006, and May 9, 2006;

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A pursuant to the Securities Exchange Act of 1934, as amended, as filed with the Commission on April 30, 1996, and any amendments or reports filed for the purpose of updating such description; and

•	All of the other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the fiscal year ended December 31, 2005.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, and will automatically update information in this prospectus, except as provided in such document otherwise. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, are not incorporated by reference in this registration statement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary

FTI Consulting, Inc.

500 East Pratt Street, Suite 1400

Baltimore, Maryland 21202

(410) 951-4800

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Joanne F. Catanese, Associate General Counsel and Secretary of the Registrant, provides the opinion regarding the legal validity of the shares of common stock being registered for issuance under the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan.

Item 6. Indemnification of Directors and Officers.

(1) § 2-418. “Indemnification of directors, officers, employees, and agents,” of the Corporations and Associations Article of the Maryland Annotated Code. This provision reads as follows:

§ 2-418. Indemnification of directors, officers, employees, and agents.

(a) Definitions.—In this section the following words have the meanings indicated.

(1) “Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(2) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3) “Expenses” include attorney’s fees.

(4) “Official capacity” means the following:

(i) When used with respect to a director, the office of director in the corporation; and

(ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(iii) “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(5) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(6) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b) Permitted indemnification of director.—

(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i) The act or omission of the director was material to the matter giving rise to the proceeding; and

1. Was committed in bad faith; or

2. Was the result of active and deliberate dishonesty; or

(ii) The director actually received an improper personal benefit in money, property, or services; or

(iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2) (i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3) (i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4) A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

(i) For a proceeding brought to enforce indemnification under this section; or

(ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) No indemnification of director liable for improper personal benefit.—A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Required indemnification against expenses incurred in successful defense.—Unless limited by the charter:

(1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

(2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

(3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e) Determination that indemnification is proper.—

(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2) Such determination shall be made:

(i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefore and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii) By the stockholders.

(3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

(4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f) Payment of expenses in advance of final disposition of action.—

(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i) A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

(g) Validity of indemnification provision.—The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) Reimbursement of director’s expenses incurred while appearing as witness.—This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) Director’s service to employee benefit plan.—For purposes of this section:

(1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

(2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Officer, employee or agent.—Unless limited by the charter:

(1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

(2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k) Insurance or similar protection.—

(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Report of indemnification to stockholders.—Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

(2) The Registrant has provided for indemnification of directors, officers, employees, and agents in ARTICLE EIGHTH of its Articles of Amendment and Restatement. This provision reads as follows:

The Corporation shall indemnity (a) its directors and officers, whether serving the Corporation of at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland nor or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (b) its other employees and agents to such extent as shall be authorized by the Board of Directors or in the Corporation’s By-Laws and be permitted by law. The foregoing shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such actions as are necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such By-Laws, resolutions and contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment to the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or appeal.

(3) The Registrant has provided for indemnification of directors, officers, employees, and agents in ARTICLE XI of its By-Laws. This provision reads as follows:

SECTION 1. Definitions. As used in this Article XI, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Indemnification Section”), as amended from time to time, shall have the same meanings as provided in the Indemnification Section.

SECTION 2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

SECTION 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

(4) § 2-405.2. “Corporate limitations on director liability,” of the Corporations and Associations Article of the Maryland Annotated Code. This provision reads as follows:

§ 2-405.2. Corporate limitations on director liability.

The charter of the corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders as described under § 5-418 of the Courts and Judicial Proceedings Article.

(5) § 5.418. “Same—Charter provisions governing liability of corporate directors or officers,” of the Courts and Judicial Proceedings Article of the Maryland Annotated Code. This provision reads as follows:

§ 5-418. Same—Charter provisions governing liability of corporate directors or officers.

(a) Expansion or limitation of liability.—The charter, as defined under § 1-101 of the Corporations and Associations Article, of a Maryland corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

(1) To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received;

(2) To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or

(3) With respect to any action described in subsection (b) of this section.

(b) Exceptions.—This section does not apply to an action brought by or on behalf of a State governmental entity, receiver, conservator, or depositor against a director or officer of:

(1) A banking institution as defined in § 1-101 of the Financial Institutions Article;

(2) A credit union as described in § 6-301 of the Financial Institutions Article;

(3) A savings and loan association as defined in § 8-101 of the Financial Institutions Article; or

(4) A subsidiary of a banking institution, credit union, or savings and loan association described in this subsection.

(c) Construction.—This section may not be construed to affect the liability of a person in any capacity other than the person’s capacity as a director or officer.

(6) The Registrant has provided for the limitation of liability of directors, officers, employees, and agents in ARTICLE EIGHTH of its Articles of Amendment and Restatement. This provision reads as follows:

To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

(7) Section 2-418(k) of the MGCL - “Indemnification of directors, officers, employees, and agents,” of the Corporations and Associations Article of the Maryland Annotated Code.

As permitted under Section 2-418(k) of the MGCL, FTI Consulting, Inc. has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not FTI Consulting, Inc. would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable

Item 8. Exhibits.

A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

Number	Description
4.1	Articles of Incorporation of the Registrant, as amended and restated (Filed as an exhibit to the Company’s Current Report on Form 8-K dated May 21, 2003 filed with the Securities and Exchange Commission on May 23, 2003, and incorporated herein by reference.)

4.2	By-Laws of the Registrant, as amended and restated (Filed as an exhibit to the Company’s Form 8-K date April 28, 2004 filed with the Securities and Exchange Commission on May 7, 2004, and incorporated herein by reference.)

4.3†	FTI Consulting, Inc. 2007 Employee Stock Purchase Plan (Filed as an exhibit to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2006, and incorporated herein by reference.)

5.1 *	Opinion of In-House Associate General Counsel and Secretary of FTI Consulting, Inc.

23.1 *	Consent of Independent Registered Public Accounting Firm.

Number	Description
23.2 *	Consent of In-House Associate General Counsel and Secretary (included in Exhibit 5.1)

24.1 *	Power of Attorney (included as part of the signature page to this Registration Statement).

†	Compensation Plan
*	Filed herewith

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form S-8 (§239.16b of this chapter) or Form F-3 (§239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 6 th day of June, 2006.

FTI CONSULTING, INC.

By:	/s/ JACK B. DUNN, IV
Jack B. Dunn, IV
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, IV and Theodore I. Pincus have been appointed the true and lawful attorneys-in-fact and agents of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments, supplements or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE
/s/ DENNIS J. SHAUGHNESSY	Chairman of the Board and Director	June 6, 2006
Dennis J. Shaughnessy

/s/ JACK B. DUNN, IV	Chief Executive Officer President and Director (principal executive officer)	June 6, 2006
Jack B. Dunn, IV

/s/ DOMINIC DINAPOLI	Executive Vice President and Chief Operating Officer	June 6, 2006
Dominic DiNapoli

/s/ THEODORE I. PINCUS	Executive Vice President and Chief Financial Officer (principal financial officer)	June 6, 2006
Theodore I. Pincus

/s/ CHARLES BORYENACE	Vice President and Controller (principal accounting officer)	June 6, 2006
Charles Boryenace

/s/ MARK H. BEREY	Director	June 6, 2006
Mark H. Berey

	Director	June 6, 2006
Denis J. Callaghan

/s/ GERARD E. HOLTHAUS	Director	June 6, 2006
Gerard E. Holthaus

/s/ MATTHEW F. MCHUGH	Director	June 6, 2006
Matthew F. McHugh

/s/ GEORGE P. STAMAS	Director	June 6, 2006
George P. Stamas

/s/ GARY C. WENDT	Director	June 6, 2006
Gary C. Wendt

EXHIBIT INDEX

Number	Description
4.1	Articles of Incorporation of the Registrant, as amended and restated (Filed as an exhibit to the Company’s Current Report on Form 8-K dated May 21, 2003 filed with the Securities and Exchange Commission on May 23, 2003, and incorporated herein by reference.)

4.2	By-Laws of the Registrant, as amended and restated (Filed as an exhibit to the Company’s Form 8-K date April 28, 2004 filed with the Securities and Exchange Commission on May 7, 2004, and incorporated herein by reference.)

4.3†	FTI Consulting, Inc. 2007 Employee Stock Purchase Plan (Filed as an exhibit to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2006, and incorporated herein by reference.)

5.1 *	Opinion of In-House Associate General Counsel and Secretary of FTI Consulting, Inc.

23.1 *	Consent of Independent Registered Public Accounting Firm.

23.2 *	Consent of In-House Associate General Counsel and Secretary (included in Exhibit 5.1)

24.1 *	Power of Attorney (included as part of the signature page to this Registration Statement).

†	Compensation Plan
*	Filed herewith